Exhibit 21

                         BRISTOL-MYERS SQUIBB COMPANY
                         ----------------------------
                               SUBSIDIARY LIST
                               ---------------

Alive & Well, Inc. (Delaware)
A/S Carmen Curlers (Denmark)
Allard Laboratories, Inc. (Delaware)
     Bristol-Myers Squibb (Thailand) Ltd. (Delaware)
Apothecon, Inc. (Delaware)
The B-M Group (Proprietary) Limited (Republic of South Africa)
     Bristolabs (Proprietary) Ltd. (Republic of South Africa) Blisa, Inc. (Delaware)
     Bristol-Myers Limited (Thailand)
     Bristol Laboratories International, S.A. (Delaware)
          B.L. Pharmaceuticals (Proprietary) Limited
            (Republic of South Africa)
          Bristol Laboratories Products, Inc. (Panama)
          Bristol-Myers Squibb S.A. (Colombia)
          Bristol-Myers Squibb (Taiwan) Limited (Taiwan)
          Bristol Pharmaceutical Information Center, S.A. (Panama) Laboratorios Bristol del Ecuador, C.A. (Ecuador)
            Bristol-Myers Ecuatoriana, S.A. (Ecuador)
          Laboratorios Industriales Grove S.A. (Ecuador)
     G.I.E. Centre de Recherche de Biologie Moleculaire (France) Grove Limited (Thailand)
Boclaro Inc. (New York)
Bristol Caribbean, Inc. (Delaware)
Bristol Farmaceutica Portuguesa Lda. (Portugal)
Bristol Iran Private Company Limited (Iran)
Bristol (Iran) S.A. (Delaware)
Bristol Laboratories Corporation (Delaware)
Bristol Laboratories Inc. (New York)
Bristol Laboratories Medical Information Systems Inc. (Delaware) Bristol-Myers Squibb Aktiebolag (Sweden)
     Bristol Laboratorier Aktiebolag (Sweden)
Bristol-Myers (Bangladesh) Inc. (Delaware)
Bristol-Myers Barceloneta, Inc. (Delaware)
Bristol-Myers Company (Delaware)
Bristol-Myers de Colombia, S.A. (Delaware)
Bristol-Myers de Mexico, S.A. de C.V. (Mexico)
Bristol-Myers Foreign Sales Corporation (Virgin Islands) Bristol-Myers Industrial (Dominicana), Inc. (Delaware) Bristol-Myers International s.r.l. (Italy)
Bristol-Myers (Japan) Limited (Japan)
     Bristol-Myers Lion Ltd. (Japan)
Bristol-Myers Middle East S.A.L. (Lebanon)
Bristol-Myers Nederland Inc. (Delaware)
Bristol-Myers Squibb (N.Z.) Limited (New Zealand)
Bristol-Myers Overseas Corporation (Delaware)
Bristol-Myers Pakistan (Pvt.) Limited (Pakistan)
Bristol-Myers (Private) Ltd. (Zimbabwe)
Bristol-Myers (Zaire) Ltd. (Delaware)



                                     E-5-1

                         BRISTOL-MYERS SQUIBB COMPANY
                         ----------------------------
                               SUBSIDIARY LIST
                               ---------------

Bristol-Myers Squibb A.E.B.E. (Greece)
Bristol-Myers Squibb Asia/Pacific, Inc. (Delaware) Bristol-Myers Squibb Belgium (Belgium)
Bristol-Myers Squibb Brasil, S.A. (Brazil)
Bristol-Myers Squibb de Venezuela, S.A. (Venezuela)
     Servicios Administrativos Bristol-Myers, S.A. (Venezuela) Bristol-Myers Squibb Canada Inc. (Canada)
Bristol-Myers Squibb Dominicana, S.A. (Delaware)
Bristol-Myers Squibb (Philippines) Inc.
Bristol-Myers Squibb Pakistan (Pvt.) Ltd (Pakistan) Bristol-Myers Squibb Peruana, S.A. (Peru)
Bristol-Myers Squibb Service Ltd. (Bermuda)
Bristol-Myers Squibb Sp. z.o.o. (Poland)
Bristol-Myers Squibb (Scandinavia) Ltd. (Delaware) Bristol-Myers Squibb Global Properaties Ltd. (Delaware) Bristol-Myers Squibb Holdings B.V. (Netherlands)
     Bristol-Myers Squibb B.V. (Netherlands)
     Mead Johnson B.V. (Netherlands)
     Zimmer B.V. (Netherlands)
Bristol-Myers Squibb (Hong Kong) Limited (Hong Kong) Bristol-Myers Squibb International Corporation (New York) Bristol-Myers Squibb K.K. (Japan)
Bristol-Myers Squibb (Malaysia) Sendirian Berhad (Malaysia) Bristol-Myers Squibb Products S. A. (Switzerland) Bristol-Myers Squibb (Proprietary) Limited (South Africa) Bristol-Myers Squibb Puerto Rico, Inc. (Delaware) Bristol-Myers Squibb (Singapore) Pte. Ltd. (Singapore) Bristol-Myers Squibb (West Indies) Ltd. (Delaware) Bristol-Myers Superannuation Limited (Australia)
Cancer Research, Inc. (Washington)
     Oncogen limited Partnership (Washington)
Clairol de Mexico, S.A. de C.V. (Mexico)
Clairol (Japan) Limited (Japan)
Clairol Incorporated (Delaware)
     Clairol Appliances, Inc. (Delaware)
     Duart Industries, Ltd. (California)
     Logics International, Inc. (Delaware)
Compania Bristol-Myers Squibb de Centro America (Delaware)
     Bristol-Myers Squibb de Costa Rica, S.A. (Costa Rica) Compania Clairol de Argentina (Delaware)
Dalton Holdings Ltd. (Cayman Islands, B.W.I)
     Grove Insurance Company Ltd. (Bermuda)
     Bristol-Myers Squibb (MEA) S.A. (Switzerland)
Lauren Stacy Marketing, Inc. (Ohio)
Linvatec Corporation (Florida)
Listo B.V. (Netherlands)
     Listo International B.V. (Netherlands)
     Listo Netherlands B.V. (Netherlands)
     Orpex (France)



                                     E-5-2

                         BRISTOL-MYERS SQUIBB COMPANY
                         ----------------------------
                               SUBSIDIARY LIST
                               ---------------

     Listo Investment B.V. (Netherlands)
Matrix Essentials, Inc. (Ohio)
     Matrix Group Limited Partnership (Italy)
          Matrix Italia S.r.l. (Italy)
          Mon Elle S.r.l. (Italy)
     Matrix Essentials Limited (U.K.)
Mead Johnson & Company (doing business as) Bristol-Myers Squibb
  U.S.Pharmaceutical and Mead Johnson Nutritional Group
    (Delaware)
Mead Johnson de Mexico, S.A. de C.V. (Mexico)
     Selecciones Mercantiles, S.A. de C.V. (Mexico)
Mead Johnson Ecuador, S.A. (Ecuador)
Mead Johnson (Guangzhou) Company  (China)
Mead Johnson International, Ltd. (Canada)
     Bristol-Myers Squibb Argentina S.A. (Argentina)
Mead Johnson Jamaica Ltd. (Delaware)
Mead Johnson Limited (England)
Mead Johnson (Manufacturing) Jamaica Limited (Jamaica)
Mead Johnson (Philippines) Inc. (Philippines)
     Mead Johnson Pharmaceutical, Inc. (Philippines)
Mead Johnson Farmaceutica Limitada (Portugal)
Medical Engineering Corporation (Delaware)
     MEC Subsidiary Corporation (Wisconsin)
Monarch Crown Corporation (Delaware)
OY Bristol-Myers Squibb (Finland) AB (Finland)
Route 22 Real Estate Holding Corporation (Delaware)
Squibb Industria Farmaceutica, S.A. (Spain)
  Bristol-Myers S.A. (Spain)
  Convatec, S.A. (Spain)
  Apothecon, S.A. (Spain)
Squibb Corporation (Delaware)
     Bristol-Myers Squibb Caribbean Corporation (Delaware)
     E.R. Squibb & Sons, Inc. (Delaware)
          Calgon Vestal Laboratories, Inc. (Delaware)
          Bristol-Myers Oncology Therapeutic Network, Inc. (Delaware) Bristol-Myers Squibb Center for Health Outcomes and Economics, Inc.
            (Delaware)
          Bristol-Myers Squibb GmbH (Germany)
            Convatec Vertriebs G.m.b.H. (Germany)
            Zimmer Chirurgie G.m.b.H. (Germany)
              S&G Implants G.m.b.H. (Germany)
            Agit Ges. Fur Informationssyskme und-Techniken mbH (Germany) Bristol-Myers G.m.b.H. (Germany)
            Bristol-Myers GES. m.b.H. (Austria)
            Bristol Arzneimittel G.m.b.H. (Germany)
            Carboplant Spezialimplante G.m.b.H. (Germany)
            Orthoplant Endoprothetik G.m.b.H. (Germany)
            Bristol-Myers Squibb Ges.m.b.H. (Austria)
            Bristol Salor Pharma G.m.b.H. (Germany)


                                     E-5-3

                         BRISTOL-MYERS SQUIBB COMPANY
                         ----------------------------
                               SUBSIDIARY LIST
                               ---------------

         Bristol-Myers Squibb Zentrum Fur Forschung und
         Fortbildung im Gesundheitswesen G.m.b.H. (Germany) Elektrochemische Gesellschaft Hirschfelde mbH (Germany)
           Princeton Pharmaceuticals Limited (New Zealand) Laboratorio Farmaceutico Squibb, S.A. (Guatemala) Salorpharma GmbH (Germany)
         Squibb Pharma G.m.b.H. (Germany)
         Squibb Von Heyden G.m.b.H. (Germany)
         Unterstutzungrasse Bristol-Myers Squibb G.m.b.H.(Germany) Von Heyden Pharma G.m.b.H. (Germany
     Bristol-Myers Squibb Holdings Limited (England)
            Bristol-Myers Company Limited (England)
            Bristol Pharmaceutical and Drug Company Limited (England) Bristol-Myers Squibb International Limited (England) Convatec Limited (England)
            CV Laboratories Limited (England)
            Kingsdown Medical Consultants Ltd. (England)
                 Clairol Limited (England)
            E.R. Squibb & Sons Limited (England)
              Bristol-Myers Squibb Pharmaceutical Ltd. (England)
            Zimmer Europe Limited (England)
            Zimmer Limited (England)
     Bristol-Myers Squibb Pharmaceuticals Limited (Ireland) Bristol-Myers Squibb Pharmaceuticals Pty. Ltd. (Australia) Bristol-Myers Squibb S.A. (France)
            BMS Holdings (France)
              UPSA Investissements S.A. (France)
                 Laboratories UPSA (France)
     Bristol-Myers Squibb SpA (Italy)
            Bristol-Foundation (Italy)
            Clairol International, S.p.A. (Italy)
            Laboratori Guieu S.p.A. (Italy)
              Laboratories Guieu France S.a.r.l. (France)
            MI.BE.MA. S.r.l. (Italy)
            Mead Johnson S.p.A. (Italy)
            Zimmer S.r.L. (Italy)
     Convatec Sp z.o.o. (Poland)
     Convatec Spol s.r.o. (Czechoslovokia)
     Convatec Trading and Services Limited (Hungary)
     EWI Corporation (Delaware)
     E.R. Squibb & Sons, Inc. (New Jersey)
     E.R. Squibb & Sons Inter-American Corporation (Delaware)
            E.R. Squibb & Sons de Venezuela, C.A. (Venezuela)
            G.I.E. Institut de Recherche Squibb (France)
     Laboratoires Convatec S.A.R.L. (France)
     Laboratorios Linson, S.A. Productos Farmaceuticos (Argentina) Societe Francaise de Complements Alimentaires S.A. (France) Squibb ApS (Denmark)
     Squibb Europe Inc. (Delaware)
     Squibb (Far East) Limited (Hong Kong)
     Squibb Manufacturing, Inc. (Delaware)
     Squibb Pacific Ltd. (Hong Kong)



                                     E-5-4

                          BRISTOL-MYERS SQUIBB COMPANY
                         ----------------------------
                               SUBSIDIARY LIST
                               ---------------

Squibb Surgicare Limited (England)
     Swords Laboratories Limited (Ireland)
       Bristol-Myers Squibb International Company (Ireland)
       Lawrence Laboratories Ltd. (Ireland)
       Linson Investments Limited (Cayman Islands)
         Bristol-Myers Squibb de Mexico S.A. de C.V. (Mexico)
         F.A.I.R. Laboratories Limited (England)
         Fray, S.A. (Dominican Republic)
         Industrias Linson, S.A. (Ecuador)
         P.T. Squibb Indonesia (Indonesia)
         Squibb Development Limited (England)
         Squibb Middle East S.A. (Panama)
         Squibb Farmaceutica Portuguesa Limitada (Portugal)
            Heyden Farmaceutica Portuguesa Limitada (Portugal)
         Squibb (Thailand) Limited (Thailand)
       Squibb Overseas Investments, Inc. (Delaware)
     Squibb Properties, Inc. (Delaware)
345 BM Corporation (Delaware)
     Bristol-Myers Company Pty. Limited (Australia)
       Joy Corporation Limited (Australia)
         Crisena Corporation Pty. Limited (Australia)
           United Hairdressing Supplies (VIC.) Pty. Limited (Australia) Joy Cosmetics Engineering Pty. Limited (Australia)
         United Hairdressing Supplies (N.S.W.) Pty. Limited (Australia) Bristol-Myers Squibb A.G. (Switzerland)
     Grove Products (Far East) Limited (England)
Wallingford Research, Inc. (Delaware)
Westwood-Intrafin S.A. (Switzerland)
     Stamford Holdings, B.V. (Netherlands)
Westwood-Squibb Pharmaceuticals Inc. (Delaware)
Zimmer Europe Co-ordination Centre, N.V. (Belgium)
Zimmer, Inc. (Delaware)
     Snyder Laboratories, Inc. (Delaware)
     Zimmer of Canada Limited (Canada)
     Zimmer Australia Pty. Limited (Australia)
     Zimmer Pte. Ltd. (Singapore)
     Zimmer New Zealand Limited (New Zealand)
     Zimmer Caribe, Inc. (Delaware)
     Zimmer S.A. (France)
       Astel Laboratories S.A.R.L. (France)
       Osmat S.A. (France)
       Delmed S.A. (France)
     Zimmer S.A. (Spain)
Zimmer Korea Co., Ltd. (Korea)









                                     E-5-5